UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2011

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 28, 2011, Teledyne issued a press release with respect to its second quarter 2011 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2011, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne approved new annual base salaries for the Teledyne’s named executive officers set forth below, effective August 15, 2011.

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$884,678

John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$452,847

Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$405,464

Aldo Pichelli	President and Chief Operating Officer, Instrumentation, Digital Imaging and Aerospace and Defense Electronics Segments	$395,909

In setting such base salaries, the Committee considered general industry and industry peer compensation information provided by independent compensation consultants, executive performance and other factors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press Release announcing second quarter 2011 financial results dated July 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated: July 28, 2011

EXHIBIT INDEX

Description

Exhibit 99.1     Press Release announcing second quarter 2011 financial results dated July 28, 2011.